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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2002

Network Access Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25945 (Commission File Number)	54-1738938 (IRS Employer Identification No.)
13650 Dulles Technology Drive Herndon, VA (Address of Principal Executive Offices)	20171 (Zip Code)

Registrant's telephone number, including area code (703) 793-5000

Item 5.    OTHER EVENTS.

        On October 16, 2002, Network Access Solutions Corporation, Network Access Solutions LLC and NASOP, Inc. (collectively, "NAS") entered into an Asset Purchase Agreement with DSL.net, Inc., and Adelman Lavine Gold and Levin, A Professional Corporation, as deposit escrow agent, pursuant to which DSL.net agreed to acquire network assets and associated subscriber lines of NAS for an aggregate purchase price of $17,000,000, consisting of $7 million in cash (subject to adjustment as specified in the Asset Purchase Agreement) and the assumption of certain liabilities in an aggregate principal amount of no more than $10 million. Network Access Solutions Corporation filed a voluntary petition for Chapter 11 reorganization in June 2002. As a result, the Asset Purchase Agreement is subject to the approval of the U.S. Bankruptcy Court of Delaware. If the transaction is approved by the Bankruptcy Court and the other closing conditions are satisfied, NAS expects that this transaction will be completed during the fourth quarter of 2002.

        A copy of a press release of DSL.net, dated October 17, 2002, is attached as Exhibit 99.7 hereto and incorporated by reference herein.

Item 7.    EXHIBITS.

  (c)
  Exhibits

99.7	DSL.net Press Release dated October 17, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Access Solutions Corporation

	By:	/s/ WILLIAM R. SMEDBERG
		Name:	William R. Smedberg
		Title:	Executive Vice President, Secretary, and Treasurer
Dated: October 30, 2002

EXHIBIT INDEX

Exhibit No.	Description
99.7	DSL.net Press Release dated October 17, 2002

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  Item 5. OTHER EVENTS.
  Item 7. EXHIBITS.
SIGNATURE
EXHIBIT INDEX